                             LETTER OF TRANSMITTAL
                                   To Tender
         Unregistered 7.164% Series A Senior Secured Bonds due 2014 and
           Unregistered 8.160% Series B Senior Secured Bonds due 2025
                      (including those in book-entry form)
                                       of
                         LSP ENERGY LIMITED PARTNERSHIP
                                      AND
                       LSP BATESVILLE FUNDING CORPORATION
     Pursuant to the Exchange Offer and Prospectus dated [          ], 1999

 THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
 CITY TIME, ON [          ], 1999 (THE "EXPIRATION DATE"), UNLESS THE EXCHANGE
 OFFER IS EXTENDED BY THE ISSUERS.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                              THE BANK OF NEW YORK
                                  DELIVER TO:

      BY REGISTERED OR CERTIFIED MAIL:                       BY HAND DELIVERY:

            The Bank of New York                           The Bank of New York
        101 Barclay Street, Floor 7E                   101 Barclay Street, Floor 7E
             New York, NY 10286                             New York, NY 10286
    Attention: Reorganization Department           Attention: Reorganization Department

           BY OVERNIGHT DELIVERY:                              BY FACSIMILE:

            The Bank of New York                              (212) 815-6339
        101 Barclay Street, Floor 7E
             New York, NY 10286                            CONFIRM BY TELEPHONE:
    Attention: Reorganization Department
                                                               [          ]

    ORIGINALS OF ALL DOCUMENTS SENT BY FACSIMILE SHOULD BE SENT PROMPTLY BY REGISTERED OR CERTIFIED MAIL, BY HAND OR BY OVERNIGHT DELIVERY SERVICE.

     DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     IF YOU WISH TO EXCHANGE UNREGISTERED 7.164% SERIES A SENIOR SECURED BONDS DUE 2014 (THE "SERIES A BONDS") AND UNREGISTERED 8.160% SERIES B SENIOR SECURED BONDS DUE 2025 (THE "SERIES B BONDS" AND, TOGETHER WITH THE SERIES A BONDS, THE "PRIVATE BONDS") FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF, IN THE CASE OF THE SERIES A BONDS, REGISTERED 7.164% SERIES C SENIOR SECURED BONDS DUE 2014 (THE "SERIES C BONDS") AND, IN THE CASE OF THE SERIES B BONDS, REGISTERED 8.160% SERIES D SENIOR SECURED BONDS DUE 2025 (THE "SERIES D BONDS" AND, TOGETHER WITH THE SERIES C BONDS, THE "EXCHANGE BONDS"), PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) PRIVATE BONDS TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.

                          SIGNATURES MUST BE PROVIDED.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
                  BEFORE COMPLETING THIS LETTER OF TRANSMITTAL

    This Letter of Transmittal is to be completed by holders of Private Bonds either if Private Bonds are to be forwarded herewith or if tenders of Private Bonds are to be made by book-entry transfer to an account maintained by The Bank of New York (the "Exchange Agent") at The Depository Trust Company pursuant to the procedures set forth in "The Exchange Offer--Procedures for Tendering" in the Prospectus (as defined).

    Holders of Private Bonds whose certificates for such Private Bonds are not immediately available or who cannot deliver their certificates and all other required documents to the Exchange Agent on or prior to the Expiration Date or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Private Bonds according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery Procedures" in the Prospectus.

                     DESCRIPTION OF TENDERED PRIVATE BONDS

                                                                              AGGREGATE
      NAMES(S) AND ADDRESS(ES) OF REGISTERED OWNER(S)                         PRINCIPAL
AS IT APPEARS ON THE 7.164% SERIES A SECURED BONDS DUE 2014   CERTIFICATE      AMOUNT
                             AND                               NUMBER(S)     OF PRIVATE
       8.160% SERIES B SENIOR SECURED BONDS DUE 2025          OF PRIVATE        BONDS
                (PLEASE FILL IN, IF BLANK)                       BONDS        TENDERED
                                                             TOTAL
                                                             PRINCIPAL
                                                             AMOUNT OF
                                                             PRIVATE
                                                             BONDS
                                                             TENDERED

(BOXES BELOW TO BE CHECKED BY ELIGIBLE INSTITUTIONS ONLY)

/ /  CHECK HERE IF TENDERED PRIVATE BONDS ARE BEING DELIVERED BY BOOK-ENTRY
    TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

    Name of Tendering Institution_______________________________________________

    Account Number______________________________________________________________

    Transaction Code Number_____________________________________________________

/ /  CHECK HERE AND ENCLOSE A COPY OF THE NOTICE OF GUARANTEED DELIVERY IF
    TENDERED PRIVATE BONDS ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

    Name of Registered Holder(s)________________________________________________

    Window Ticket Number (if any)_______________________________________________

    Date of Execution of Notice of Guaranteed Delivery__________________________

    Name of Institution which Guaranteed Delivery_______________________________

If Guaranteed Delivery is to be made By Book-Entry Transfer:

    Name of Tendering Institution_______________________________________________

    Account Number______________________________________________________________

    Transaction Code Number_____________________________________________________

/ /  CHECK HERE IF TENDERED BY BOOK-ENTRY TRANSFER AND NON-EXCHANGED PRIVATE
    BONDS ARE TO BE RETURNED BY CREDITING THE BOOK-ENTRY TRANSFER FACILITY ACCOUNT NUMBER SET FORTH ABOVE.

/ /  CHECK HERE IF YOU ARE A BROKER-DEALER WHO ACQUIRED THE PRIVATE BONDS FOR
    ITS OWN ACCOUNT AS A RESULT OF MARKET MAKING OR OTHER TRADING ACTIVITIES (A "PARTICIPATING BROKER-DEALER") AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

    Name:_______________________________________________________________________

    Address:____________________________________________________________________

LADIES AND GENTLEMEN:

    1. The undersigned hereby tenders to LSP Energy Limited Partnership and LSP Batesville Funding Corporation (together, the "Issuers"), the Private Bonds described above pursuant to the Issuers' offer of $1,000 principal amount of Exchange Bonds in exchange for each $1,000 principal amount of Private Bonds upon the terms and subject to the conditions contained in the Prospectus dated
[          ], 1999 (the "Prospectus"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Exchange Offer").

    2. The undersigned hereby represents and warrants that it has full authority to tender the Private Bonds described above. The undersigned will, upon request, execute and deliver any additional documents deemed by the Issuers to be necessary or desirable to complete the tender of Private Bonds.

    3. The undersigned understands that the tender of the Private Bonds pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between the undersigned and the Issuers as to the terms and conditions set forth in the Prospectus.

    4. Unless the box under the heading "Special Registration Instructions" is checked, the undersigned hereby represents and warrants that:

        (i) the Exchange Bonds acquired pursuant to the Exchange Offer in exchange for Private Bonds are being obtained in the ordinary course of business of the undersigned and any beneficial owner(s) of such Private Bonds or interests therein, whether or not the undersigned is the holder;

        (ii) neither the undersigned nor any such other person is engaging in or intends to engage in a distribution of such Exchange Bonds;

        (iii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Bonds;

        (iv) if the undersigned or such other person is a resident of the State of California, it falls under the self-executing institutional investor exemption set forth under Section 25102(i) of the Corporate Securities Law of 1968 and Rules 260.102.10 and 260.105.14 of the California Blue Sky Regulations;

        (v) if the undersigned or such other person is a resident of the Commonwealth of Pennsylvania, it falls under the self-executing institutional investor exemption set forth under Sections 203(c), 102(d) and
    (k) of the Pennsylvania Securities Act of 1972, Section 102.111 of the Pennsylvania Blue Sky Regulations and an interpretive opinion dated November 16, 1985;

        (vi) the undersigned acknowledges and agrees that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or is participating in the Exchange Offer for the purpose of distributing the Exchange Bonds must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Bonds or interests therein acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters;

        (vii) the undersigned understands that a secondary resale transaction described in clause (vi) above and any resales of Exchange Bonds or interests therein obtained by such holder in exchange for Private Bonds or interests therein originally acquired by such holder directly from the Issuers should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission; and

        (viii) neither the holder nor any such other person is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the Issuers.

    5. The undersigned may, IF AND ONLY IF UNABLE TO MAKE ALL OF THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ITEM 4 ABOVE, elect to have its Private Bonds registered in the shelf registration described in the Registration Rights Agreement, dated May 21, 1999, among Credit Suisse First Boston Corporation, Scotia Capital Markets (USA) Inc., TD Securities (USA) Inc. and the Issuers, in the form filed as an exhibit to the registration statement of which the Prospectus is a part. Such election may be made by checking the box under "Special Registration Instructions" on page 9. By making such election, the undersigned agrees, jointly and severally, as a holder of transfer restricted securities participating in a shelf registration, to indemnify and hold harmless the Issuers, their respective directors and officers and each Person who controls the Issuers, within the meaning of Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages and liabilities whatsoever (including, without limitation, the reasonable legal and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the shelf registration statement filed with respect to such Private Bonds or the Prospectus or in any amendment thereof or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the undersigned furnished to the Issuers in writing by or on behalf of the undersigned expressly for use therein. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by reference to the Registration Rights Agreement.

    6. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Bonds. If the undersigned is a broker-dealer that will receive Exchange Bonds for its own account in exchange for Private Bonds that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Bonds, however, by so acknowledging and delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. If the undersigned is a broker-dealer and Private Bonds held for its own account were not acquired as a result of market-making or other trading activities, such Private Bonds cannot be exchanged pursuant to the Exchange Offer.

    7. Any obligation of the undersigned hereunder shall be binding upon the successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives of the undersigned.

    8. Unless otherwise indicated herein under "Special Delivery Instructions," the certificates for the Exchange Bonds will be issued in the name of the undersigned.

                         SPECIAL DELIVERY INSTRUCTIONS
                              (See Instruction 1)

     To be completed ONLY IF the Exchange Bonds are to be issued or sent to someone other than the undersigned or to the undersigned at an address other than that provided above.

      Mail / /     Issue / /     (check appropriate boxes) certificates to:

 Name:_________________________________________________________________________
                                 (PLEASE PRINT)

 Address:______________________________________________________________________
                              (INCLUDING ZIP CODE)

 ______________________________________________________________________________

 ______________________________________________________________________________

                       SPECIAL REGISTRATION INSTRUCTIONS
                                  (See Item 5)

     To be completed ONLY IF (i) the undersigned satisfies the conditions set forth in Item 5 above, (ii) the undersigned elects to register its Private Bonds in the Shelf Registration described in the Registration Rights Agreement and (iii) the undersigned agrees to indemnify certain entities and individuals as set forth in the Registration Rights Agreement and summarized in Item 5 above.

     / / By checking this box the undersigned hereby (i) represents that it is unable to make all of the representations and warranties set forth in Item 4 above, (ii) elects to have its Private Bonds registered pursuant to the shelf registration described in the Registration Rights Agreement and (iii) agrees to indemnify certain entities and individuals identified in, and to the extent provided in, the Registration Rights Agreement and summarized in Item 5 above.

                                   SIGNATURE

     To be completed by all exchanging bondholders. Must be signed by registered holder exactly as name appears on Private Bonds. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 3.

 X ____________________________________________________________________________

 X ____________________________________________________________________________
          SIGNATURE(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATURE

 Dated: _______________________________________________________________________

 Names(s): ____________________________________________________________________
                             (PLEASE TYPE OR PRINT)

 Capacity: ____________________________________________________________________

 Address: _____________________________________________________________________

 ______________________________________________________________________________
                              (INCLUDING ZIP CODE)

 Area Code and Telephone

 No.: _________________________________________________________________________

               SIGNATURE GUARANTEE (IF REQUIRED BY INSTRUCTION 1)

        Certain Signatures Must be Guaranteed by an Eligible Institution

 ______________________________________________________________________________
             (NAME OF ELIGIBLE INSTITUTION GUARANTEEING SIGNATURES)

 ______________________________________________________________________________
  (ADDRESS (INCLUDING ZIP CODE) AND TELEPHONE NUMBER (INCLUDING AREA CODE) OF
                                     FIRM)

 ______________________________________________________________________________
                             (AUTHORIZED SIGNATURE)

 ______________________________________________________________________________
                                 (PRINTED NAME)

 ______________________________________________________________________________
                                    (TITLE)

 Dated: _______________________________________________________________________

                    PLEASE READ THE FOLLOWING INSTRUCTIONS,
                WHICH FORM A PART OF THIS LETTER OF TRANSMITTAL

                                  INSTRUCTIONS

    1. GUARANTEE OF SIGNATURES. Signatures on this Letter of Transmittal must be guaranteed by an eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Exchange Act (an "Eligible Institution") unless the box entitled "Special Registration Instructions" or "Special Delivery Instructions" above has not been completed or the Private Bonds described above are tendered for the account of an Eligible Institution.

    2. DELIVERY OF LETTER OF TRANSMITTAL AND PRIVATE BONDS. The PRIVATE BONDS, together with a properly completed and duly executed Letter of Transmittal (or copy thereof), should be mailed or delivered to the Exchange Agent at the address set forth above.

    THE METHOD OF DELIVERY OF PRIVATE BONDS AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR PRIVATE BONDS SHOULD BE SENT TO THE ISSUERS. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

    3. SIGNATURE ON LETTER OF TRANSMITTAL, BOND POWERS AND ENDORSEMENTS. If this Letter of Transmittal is signed by a person other than a registered holder of any Private Bonds, such Private Bonds must be endorsed or accompanied by appropriate bond powers, signed by such registered holder exactly as such registered holder's name appears on such Private Bonds.

    If this Letter of Transmittal or any Private Bonds or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuers, proper evidence satisfactory to the Issuers of their authority to so act must be submitted with this Letter of Transmittal.

    4. MISCELLANEOUS. All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Private Bonds will be determined by the Issuers in their sole discretion, which determination will be final and binding on all parties. The Issuers reserve the absolute right to reject any or all Private Bonds not properly tendered or any Private Bonds the Issuers' acceptance of which would, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the right to waive any defects, irregularities, or conditions of tender as to particular Private Bonds. The Issuers' interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding. Unless waived, any defects or irregularities in connection with tenders of Private Bonds must be cured within such time as the Issuers shall determine. Neither the Issuers, the Exchange Agent, nor any other person shall be under any duty to give notification of defects in such tenders or shall incur any liability for failure to give such notification. Tenders of Private Bonds will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Private Bonds received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder thereof as soon as practicable following the Expiration Date.